Exhibit 99

MakeMusic! Inc. Announces Year-End Results; SmartMusic Subscription Revenues up 383%; Cash-Positive Operations in Second Semester

    MINNEAPOLIS--(BUSINESS WIRE)--March 29, 2004--MakeMusic! Inc. (Nasdaq:MMUS) today announced financial results for the year ended December 31, 2003. For the year, net revenues decreased 5 percent to $7,357,000, compared with $7,737,000 for the prior year. The Company also announced a net loss for 2003 of $4,462,000, representing a $3,848,000, or 46%, improvement over the prior year's loss of $8,310,000 before a cumulative effect of a change in accounting principle.
    The decrease in revenues was a result of later release dates of the annual upgrades for the Company's Finale(R) notation software product compared with the prior year. Finale 2003 for Windows(R) was released in June of 2002 and Finale 2003 for Macintosh(R) was released in July of 2002. Finale 2004 for Windows was not released until August of 2003 and Finale 2004 for Macintosh was not released until January 2004 because of the exceptional one-time efforts to support the Macintosh OS X operating system. This resulted in a 15% decrease in Finale revenues for the year ended December 31, 2003. Due to the growth in revenues from Finale(R) Guitar, the decrease in total notation software revenues was limited to 11%.
    Revenues for the fourth quarter were $2,075,000, an increase of 7% over the fourth quarter 2002, as the strong results of the Finale 2004 upgrade for Windows and growth in SmartMusic(R) revenues compensated for the notation revenues shifted to the first quarter of 2004 due to the delayed Macintosh release.
    Net losses for the 2003 fourth quarter were $661,000, or $(0.20) per share, compared with a net loss of $4,150,000, or $(1.79) for the same period in the prior year. Net loss was decreased from the prior year primarily due to a $74,000 increase in gross profit and $3,292,000 decrease in operating expenses. Operating expenses for the prior year fourth quarter included $2,440,000 impairment of long-lived assets and $174,000 in restructuring charges for the announced closing of its office in Paris, France. Adjusting for this difference leaves a $678,000 decrease in fourth quarter operating expenses due to the Company's consolidating operations and improving efficiencies.
    Management believes that the decrease of notation revenue in 2003 was caused almost entirely by the timing of product releases, and in particular the delayed release of Finale 2004 for Macintosh. The notation revenues generated in the first quarter 2004 since the release of Finale 2004 for Macintosh in January have been exceptionally strong and have brought the company's rolling 12-month notation revenues back into line with historic annual growth trends. Sales of upgrades to Finale 2004 for both Windows and Macintosh are significantly higher on a day-for-day basis than the sales of any previous version.
    The decrease in notation software sales was partly offset by an increase in sales relating to SmartMusic subscription services, launched in November 2001 for schools and June 2002 for home users. Subscription service revenues are recognized over the period of the subscription. SmartMusic subscription revenues of $122,000 were recognized in the fourth quarter 2003, an increase of 26% over the previous quarter and an increase of 221% over the fourth quarter of 2002. Subscription revenues for the year were $367,000, an increase of 383% over the prior year.
    As of December 31, 2003, more than 2,120 schools were subscribing to the SmartMusic service resulting in more than 5,800 subscriptions. This is a net increase of approximately 820 schools and 2,300 subscriptions since December 31, 2002. The Company's school-sponsored home- subscription program, introduced in late October 2002, had more than 330 schools participating for a total of more than 10,400 school-sponsored home subscriptions. Through the combination of school, home, and school-sponsored home subscriptions the total number of SmartMusic subscriptions as of December 31, 2003 was 17,450, compared with 6,000 at the end of 2002, an increase of 191%. This level of subscriptions generates an annual revenue run rate (total revenue to be earned on subscriptions over a twelve-month period) of $545,000, which represents a 130% increase over the annual revenue run rate as of the end of the prior year.
    The Company's customer acquisition cost for schools in 2003 was $213 per school, compared with $205 per school in 2002.
    Gross margin for 2003 was $5,607,000, a decrease of $536,000, or 9%, from 2002. The decrease was due to the late Finale 2004 release and the resulting change in product mix to lower margin products. In the fourth quarter, gross margin increased over the prior year by $74,000, to $1,544,000 from $1,470,000, due to the August release of Finale 2004 Windows and marketing programs that increased current sales.
    Operating expenses for the year were $9,903,000, a decrease of $1,735,000, or 15%, from operating expenses, excluding 2002 restructuring charges and impairment of long-lived assets, of $11,638,000 in the prior year. Operating expenses include non-cash depreciation and amortization of $1,253,000 in 2003 and $1,457,000 in 2002. The decrease reflects operating expense savings resulting from the restructuring activity the Company has gone through by closing offices and consolidating all operations in its Minneapolis office.
    Net cash used in operating activities was $1,690,000 for the year, a reduction of $773,000, or 31%, from 2002. Actual operating cash usage has historically been highest in the first and second quarters, with the third quarter, when the Finale upgrade is typically released, using the least cash or producing positive cash flow. In 2003, net cash used in operating activities during the first six months was $1,977,000 in comparison to cash provided by operations of $287,000 over the last six months, with both the third and fourth quarters being operating cash positive.
    Management has restructured operations to reduce expenses and, on the basis of continued expected growth of both notation software and SmartMusic revenues, management expects results to be cash flow positive in the full year 2004.
    On September 11, 2003 the Company received $500,000 as a short-term loan with a maturity date of December 25, 2003 and interest of $29,000 to be paid in warrants that expire on March 11, 2005 with an exercise price of $2.30 per share. The company repaid the loan in full upon maturity in December 2003.
    "Upgrade sales of Finale 2004 are outpacing those of all previous versions on a day-for-day basis, and we are experiencing exceptional growth in Finale revenues since the release of Finale 2004 with support for Macintosh OSX in January 2004," stated Sean Lafleur, chairman and chief executive officer. "SmartMusic subscriptions nearly tripled in 2003 on relatively modest marketing budgets because we are winning the support of music educators through the quality of our products and our people. Although we expect to experience strong growth again during the 2004-5 school year based on our own efforts, we are preparing to manage the additional growth that our recently announced partnerships with Hal Leonard and Conn-Selmer should generate."
    Lafleur continued, "The Company achieved cash-positive operations in both the third and fourth quarters despite the timing of the Finale releases. We maintain that the Company will achieve positive operating cash flows in 2004 on an annual basis through the combined growth of Finale and SmartMusic."

    About MakeMusic! Inc.

    MakeMusic!(R) Inc. is a world leader in music education technology whose mission is to enhance and transform the experience of making, teaching and learning music. Among its leading products are Finale(R), the world's best-selling music notation software, and SmartMusic(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minnesota. The company can be reached at www.makemusic.com.

    Cautionary Statements

    This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Our forward-looking statements in this release generally relate to our growth strategy, projections, estimates and expectations, release of annual Finale upgrades, the future potential of SmartMusic and the sufficiency of capital to fulfill future needs. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include, but are not limited to, the market acceptance of our products; our dependence on releasing annual Finale upgrades; the intense competition we face; the rapid technological changes and obsolescence in our industry; our expected continuing operating losses; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.



                            MakeMusic! Inc.
            Condensed Consolidated Statements of Operations
            -----------------------------------------------
    (In thousands of U.S. dollars, except per share and share data)


                            Quarter Ended             Year Ended
                             December 31,             December 31,
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
                         (Note)       (Note)      (Note)      (Note)
                       (Unaudited) (Unaudited)

NET REVENUE            $    2,076  $    1,933  $    7,357  $    7,737

COST OF REVENUES              532         463       1,750       1,594
                       ----------- ----------- ----------- -----------

GROSS PROFIT (LOSS)         1,544       1,470       5,607       6,143

OPERATING EXPENSES:
  Website development
   expenses                   121         190         470       1,000
  Content and product
   development expenses       326         475       1,947       2,124
  Selling and marketing
   expenses                   938         904       3,605       3,665
  General and
   administrative
   expenses                   935       1,429       3,881       4,849
  Restructuring charges         -         174           -         174
  Impairment of long
   lived assets                 -       2,440           -       2,633
                       ----------- ----------- ----------- -----------

Total operating
 expenses                   2,320       5,612       9,903      14,445
                       ----------- ----------- ----------- -----------

LOSS FROM OPERATIONS         (776)     (4,142)     (4,296)     (8,302)

  Interest expense, net       (16)        (78)       (761)        (72)
  Forgiveness of debt           -          (1)        542          72
  Other income, net           130          72          54          (4)
                       ----------- ----------- ----------- -----------

Net loss before income
 tax                         (662)     (4,149)     (4,461)     (8,306)
Income tax                      1          (1)         (1)         (4)
                       ----------- ----------- ----------- -----------
Net loss before
 cumulative effect of
 accounting change           (661)     (4,150)     (4,462)     (8,310)
Cumulative effect of
 change in accounting
 principal                      -           -           -     (11,500)
                       ----------- ----------- ----------- -----------
Net Loss               $     (661) $   (4,150) $   (4,462) $  (19,810)
                       =========== =========== =========== ===========
Basic and diluted loss
 per common share      $    (0.20) $    (1.79) $    (1.39) $    (8.55)

Weighted average common
 shares outstanding     3,356,330   2,316,846   3,200,465   2,316,846

NOTE: The annual consolidated statement of operations has been derived from the audited financial statements at that date but do not include any of the information and footnotes required by Generally Accepted Accounting Principles.


                            MakeMusic! Inc.
                      Consolidated Balance Sheets
                      ---------------------------
                    (In thousands of U.S. dollars)


                                                       December 31
                                                    2003        2002
                                                ----------------------
Assets                                             (Note)      (Note)
Current assets:
 Cash and cash equivalents                      $  1,467     $  1,469
 Cash-restricted                                       -          390
 Accounts receivable                                 494          400
 Value added tax receivable                           32           58
 Inventories                                         273          324
 Prepaid expenses and other current assets           175          185
                                                ----------------------
Total current assets                               2,441        2,826

Property and equipment, net                          280          528
Capitalized software products, net                   599          732
Goodwill, net                                      3,630        3,630
Intangible assets, net                             1,718        2,719
Other non-current assets                              88          157
                                                ----------------------
Total assets                                    $  8,756     $ 10,592
                                                ======================

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                               $    417     $    651
 Accrued expenses and other current liabilities    1,151        1,303
 Revolving note payable                                -           89
 Convertible loans                                     -          419
 Current portion of long-term debt                    50          398
 Current portion of capital lease obligations          7           39
 Reserve for product returns                         355          219
 Deposits                                              -          390
 Deferred revenue                                    660          178
                                                ----------------------
Total current liabilities                          2,640        3,686

Long-term debt, net of current portion                 -          144
Capital lease obligations, net of current
 portion                                              21            7

Shareholders' equity:
   Common stock                                       34           22
   Additional paid-in capital                     61,553       58,278
   Accumulated deficit                           (55,339)     (50,877)
   Accumulated other comprehensive income              -          (73)
   Deferred compensation                            (153)        (595)
                                                ----------------------
Total shareholders' equity                         6,095        6,755
                                                ----------------------
Total liabilities and shareholders' equity      $  8,756     $ 10,592
                                                ======================

NOTE: The balance sheets have been derived from the audited financial statements at that date but do not include any of the information and footnotes required by General Accepted Accounting Principles for complete financial statements.


                            MakeMusic! Inc.
                 Consolidated Statements of Cash Flows
                 -------------------------------------
                    (In thousands of U.S. dollars)


                                                Year ended December 31
                                                   2003         2002
                                                ----------------------
Operating activities
Net loss                                        $ (4,462)    $(19,810)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
  Amortization of intangible assets                1,354        1,583
  Depreciation and amortization of property and
   equipment                                         372          697
  Impairment of intangible assets and goodwill         -       14,133
  Amortization of deferred compensation              367          155
  Interest expense and debt related warrants         735           64
  Restructuring                                        -          174
  Issuance of stock, options and warrants for
   services                                           99           10
  Forgiveness of debt                               (542)         (72)
  Foreign currency translation loss recorded         115            -
  Increase (decrease) in cash from:
    Accounts receivable                              (94)         426
    Inventories                                       51           67
    Prepaid expenses and other current assets         83          135
    Accounts payable                                (234)        (145)
    Accrued liabilities and product returns          (16)           5
    Deferred revenue                                 482          115
                                                ----------------------
Net cash used in operating activities             (1,690)      (2,463)

Investing activities
Purchases of property and equipment, net            (105)        (196)
Capitalized software development and other
 intangibles                                        (198)        (161)
                                                ----------------------
Net cash used in investing activities               (303)        (357)

Financing activities
Cash proceeds from issuance of shares              2,129            -
Proceeds from loan financing                         500          750
Payments received on share subscription notes          -           73
Proceeds from revolving note payable                   -          161
Payments on debt and capital leases                 (638)        (310)
                                                ----------------------
Net cash provided by financing activities          1,991          674

Effect of exchange rate changes on cash                -          357
                                                ----------------------
Net decrease in cash and cash equivalents             (2)      (1,789)
Cash and cash equivalents, beginning of year       1,469        3,258
                                                ----------------------
Cash and cash equivalents, end of year          $  1,467     $  1,469
                                                ======================

Supplemental disclosure of cash flow information
Interest paid                                   $     60     $     94
Income taxes paid                               $      1     $      4
Non-cash transactions:
Acquisition of equipment with a capital lease   $     19     $      -
Conversion of notes payable for common stock    $    750     $      -

NOTE: The annual consolidated statement of cash flows has been derived from the audited financial statements at that date but do not include any of the information and footnotes required by Generally Accepted Accounting Principles.

    CONTACT: MakeMusic! Inc., Minneapolis
             Bill Wolff, 952-906-3640
             bwolff@makemusic.com
             or
             Sean Lafleur
             slafleur@makemusic.com